UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Medifirst Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	27-3888260
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 Route 9 South, Suite 1000, Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-178825 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, Par Value $0.0001

(Title of class)

(Title of class)

Persons who are to respond to the collection of information contained in this form are not of 4 required to respond unless the form displays a currently valid OMB control number.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description under the heading “Description of Securities” relating to the Registrant’s Common Stock, par value $0.0001 per share in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-178825, initially filed 12/09/2011 with an effective notice filed 6/27/2012) as amended, filed under the Securities Act of 1933, as amended (“Securities Act”) , with the Securities and Exchange Commission (“Commission”) is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the Commission pursuant to Rule 428(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporate by reference.

Item 2. Exhibits

1.	Specimen Certificate for $0.0001 par value Common Stock of Registrant, filed as Exhibit 4.1 to the Registration Statement on Form S-1 under the Securities Act, File No. 333-178825, declared effective on June 27, 2012 and incorporated by reference.

2.	Amended and Restated Articles of Incorporation of Registrant, as amended filed as Exhibit 3.2 to the Registration Statement on Form S-1 under the Securities Act, File No. 333-178825, declared effective on June 27, 2012 and incorporated by reference.

3.	Bylaws of Registrant, filed as Exhibit 3.3 to the Registration Statement on Form S-1 under the Securities Act, File No. 333-178825, declared effective on June 27, 2012 and incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on July 7, 2015.

MEDIFIRST SOLUTIONS, INC.

By:	/s/ Bruce Schoengood
Title: President and Chief Executive Officer